UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2015 ( May 19, 2015)

BOULDER BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Pearl Street --- Suite 300 Boulder, Colorado	80302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 652-0521

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

(a) On May 19, 2015, Boulder Brands, Inc. (the “Company”) held its 2015 annual meeting of stockholders to vote on the proposals set forth below.

(b)

Proposal 1: To elect director nominees R. Dean Hollis and Thomas K. McInerney to serve a three-year term and until their successors have been elected and qualified.  The votes on this proposal were cast as follows:

NOMINEE	VOTES

	For	Against	Abstain	Broker Non-Votes
R. Dean Hollis	49,279,321	862,803	69,405	7,684,453
Thomas K. McInerney	40,763,939	9,376,710	70,880	7,684,453

Therefore, in accordance with the voting results listed above, R. Dean Hollis and Thomas K. McInerney were re-elected as directors of the Company.

Proposal 2: To approve, on an advisory basis, the Company’s named executive officer compensation, which is often referred to as a “say-on-pay” vote.  The votes on this proposal were cast as follows:

For:	41,532,691
Against:	8,550,920
Abstain:	127,918
Broker Non-Votes:	7,684,453

Therefore, in accordance with the voting results listed above, Proposal 2 was approved by the stockholders of the Company.

Proposal 3: To approve the Boulder Brands, Inc. Third Amended and Restated Stock and Awards Plan.  The votes on this proposal were cast as follows:

For:	30,607,554
Against:	19,486,629
Abstain:	117,346
Broker Non-Votes:	7,684,453

Therefore, in accordance with the voting results listed above, Proposal 3 was approved by the stockholders of the Company.

Proposal 4: To approve the Second Amended and Restated Boulder Brands, Inc. Financial Performance Incentive Program.  The votes on this proposal were cast as follows:

For:	46,467,316
Against:	3,629,771
Abstain:	114,442
Broker Non-Votes:	7,684,453

Therefore, in accordance with the voting results listed above, Proposal 4 was approved by the stockholders of the Company.

Proposal 5: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015. The votes on this proposal were cast as follows:

For:	57,733,937
Against:	133,449
Abstain:	28,596
Broker Non-Votes:	0

Therefore, in accordance with the voting results listed above, Proposal 5 was approved by the stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2015	BOULDER BRANDS, INC.

(registrant)

	By:	/s/ Christine Sacco
Christine Sacco
Chief Financial Officer